UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 25, 2005

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        This Report describes certain actions taken by the Organization, Compensation and Pension Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GrafTech International Ltd. (“GrafTech” and, together with its subsidiaries, the “Company”) on August 31, 2005. This Report also describes certain actions taken by the Compensation Committee on May 25, 2005 that have not been previously reported on Form 8-K.

        On August 31, 2005, the Compensation Committee authorized the grant of an aggregate of 819,000 shares of restricted stock to employees of the Company pursuant to the GrafTech International Ltd. 2005 Equity Incentive Plan (the “Plan”), which was approved by stockholders on May 25, 2005, as previously reported. The grant was based on advice from an independent compensation consultant and is intended to provide long-term incentives to such employees. Initially, all of the shares are unvested and subject to forfeiture. One-third of the grant will vest on August 31 of each of 2006, 2007 and 2008, so long as the employee continues to be employed by the Company through such August 31. Unvested shares granted to each employee (and not then previously forfeited) also vest upon the occurrence of a change in control of GrafTech (as defined in the Plan). Unvested shares will be forfeited upon termination of employment for any reason (including death, disability, retirement or lay-off). Shares of restricted stock were granted to each officer as follows: 130,000 to Craig Shular, Chief Executive Officer and President; 50,000 to Petrus J. Barnard, Vice President; 50,000 to Corrado F. DeGasperis, Vice President, Chief Financial Officer and Chief Information Officer; 50,000 to Karen G. Narwold, Vice President, General Counsel, Human Resources and Secretary; and 24,000 to John J. Wetula, Vice President. Each of these individuals filed a Form 4 on September 2, 2005 reporting, among other things, such grant.

        On May 25, 2005, the Board authorized the grant of an aggregate of 455,907 shares of restricted stock to employees of the Company’s natural graphite line of business pursuant to the Plan. The grant is intended to provide long-term incentives to such employees to continue to grow that line of business. Initially, all of the shares are unvested and subject to forfeiture. The unvested shares granted to each employee (and not then previously forfeited) vest on May 24, 2007, so long as the employee continues to be employed by the Company through such date. The other terms and conditions are the same as those described above. 51,539 of such shares were granted to John J. Wetula, a Vice President.

        A copy of the form of agreement relating to such restricted stock is attached hereto as Exhibit 10.1 and a copy of the Plan is attached hereto as Exhibit 10.2. Each of the Exhibits is incorporated herein by reference.

        GrafTech intends to register issuance and resale from time to time of the shares subject to the Plan (including the shares granted as described above), and other shares held by directors, officers and employees of the Company, under the Securities Act of 1933, on a Registration Statement on Form S-8 or S-3, or other appropriate Form. Such registration does not necessarily indicate any imminent intention by directors or executive officers to sell any shares, and any unvested shares could not be sold until they vest.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
Exhibit 10.1	Form of Restricted Stock Agreement
Exhibit 10.2	GrafTech International Ltd. 2005 Equity Incentive Plan

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: September 6, 2005	By:/s/ Karen G. Narwold Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary

EXHIBIT INDEX

Exhibit	Description
Exhibit 10.1	Form of Restricted Stock Agreement
Exhibit 10.2	GrafTech International Ltd. 2005 Equity Incentive Plan